Exhibit 5.1

1345 Avenue of the Americas New York, NY 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

July 9, 2024

Clover Leaf Capital Corp.

1450 Brickell Avenue, Suite 1420

Miami, FL 33131

(305) 577-0031

Re: Registration Statement on Form S-4 (File No. 333-274851)

Ladies and Gentlemen:

We have acted as special counsel to Clover Leaf Capital Corp., a Delaware corporation (“CLOE” or the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 1, 2023 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among CLOE, CL Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of CLOE, Yntegra Capital Investments, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of CLOE (other than Digital Ally (as defined below) as of immediately prior to the Effective Time and its successors and assignees) in accordance with the terms and conditions of the Merger Agreement, Kustom Entertainment, Inc., a Nevada corporation (“Kustom Entertainment”), and Digital Ally, Inc., a Nevada corporation and the sole stockholder of Kustom Entertainment (“Digital Ally”) (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”).

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of shares of Class A common stock of the Company immediately following the Business Combination, par value $0.0001 per share (“Common Stock”) issuable to Digital Ally in connection with the Business Combination, 30% of which shares will be distributed to Digital Ally’s stockholders immediately following the closing of the Business Combination.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of the securities, the stockholders of the Company will have approved, among other things, the Merger Agreement;

B. Prior to the issuance of any of the securities described herein by the Company pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP